Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES THREE-FOR-TWO STOCK SPLIT AND QUARTERLY DIVIDEND

WOODLAND HILLS, Calif., September 7, 2005 .  ..  .  .  .  .  ..  .  .  ..  .  .  ..  .  .  ..  .  .  ..  .  .  ..  .  .  Zenith National Insurance Corp. (NYSE:ZNT) today announced that its Board of Directors has approved a 3-for-2 stock split to be paid in the form of a stock dividend.  Each stockholder of record at the close of business on September 19, 2005 will receive one additional share of common stock for every two shares of common stock that they owned as of such date.  The additional shares will be distributed on October 11, 2005.  A stockholder who would otherwise be entitled to receive a fractional share of common stock will receive in lieu thereof, cash in a proportional amount based on the closing price of the common stock on the New York Stock Exchange on the record date.

Commenting on the stock split, Stanley R. Zax, Chairman and President, said “This decision to declare a stock split was based on continuing financial success in our workers’ compensation business and a decision made today by our Board of Directors to exit the reinsurance business in order to reduce the volatility of our net income.  We currently expect the net after tax loss in the third quarter from Hurricane Katrina to be about $21 million or $0.85 per share.  This initial estimate is subject to substantial uncertainty and is based on preliminary information from some ceding companies and a preliminary review of our assumed reinsurance contracts.  At this time, no workers’ compensation claims directly related to Hurricane Katrina have been reported to us.”

Zenith also today declared a regular quarterly cash dividend of $0.25 per share on its outstanding shares of common stock.  The dividend is payable November 15, 2005, to stockholders of record at the close of business on October 31, 2005.  After giving effect to the 3-for-2 stock split, the amount of this cash dividend is equivalent to $0.375 per share on a pre-split basis, which is an increase over the $0.33 per share regular quarterly cash dividend paid by Zenith on August 12, 2005.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (8) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection and (9) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

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